Exhibit 99.1

Herbalife Ltd. Announces Record Third Quarter 2011 Results and Raises 2011 Earnings Guidance

  Third quarter net sales increased 30.0 percent on volume growth of 23.4 percent compared to the prior year period.
  Third quarter fully diluted EPS of $0.87 increased 45.0 percent compared to the $0.60 adjusted fully diluted EPS1 from prior year period.
  Initial FY’12 EPS guidance in a range of $3.25 to $3.45.
  Repurchased 2.8 million shares for $150 million during the third quarter.

LOS ANGELES--(BUSINESS WIRE)--October 31, 2011-- Herbalife Ltd. (NYSE: HLF) today reported that third quarter net sales increased 30.0 percent and local currency net sales increased 24.1 percent compared to the same time period in 2010. Net income for the quarter of $108.0 million, or $0.87 per diluted share compares to 2010 third quarter adjusted net income and adjusted EPS of $75.7 million and $0.60, respectively.

“Our business has never been stronger,” said Michael O. Johnson, the company’s chairman and CEO. “In the third quarter Herbalife saw the highest volume point growth rate of the past five years as we eclipsed the one-billion volume point mark for the first time in the company’s history.“

For the quarter ended September 30, 2011, the company generated cash flow from operations of $143.0 million, an increase of 42.3 percent compared to the third quarter 2010, paid dividends of $23.5 million, invested $16.9 million in capital expenditures and repurchased $150.0 million in common shares outstanding related to our share repurchase program.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

Third Quarter 2011 Regional Key Metrics 2,3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	3Q'11	Yr/Yr % Chg	3Q'11	Yr/Yr % Chg
North America	252.9	12.2%	58,897	15.3%
Asia Pacific	261.2	36.2%	51,644	38.5%
EMEA	132.4	15.8%	39,227	16.7%
Mexico	180.6	23.5%	49,772	25.9%
South & Central America	149.7	39.5%	35,993	21.8%
China	40.3	2.3%	9,533	26.3%
Worldwide Total	1017.1	23.4%	236,191	23.6%

	Volume Points (Mil)		Average Active Sales Leaders
	3Q'11	Yr/Yr % Chg	3Q'11	Yr/Yr % Chg
Emerging Markets	544.5	26.9%	134,467	26.4%
Established Markets	472.6	19.5%	109,339	19.3%
Worldwide Total	1017.1	23.4%	236,191	23.6%

2 “Emerging markets” are defined herein as those countries that the World Bank categorized as having “low” or “medium” GDP per capita, while “Established markets” are defined as those countries categorized by the World Bank as having “high” GDP per capita.

3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

4 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Updated 2011 Guidance

Given the recent volatility in foreign currency exchange rates for many of the company’s key markets, guidance provided is reflective of the average exchange rates for the first four weeks of October. The negative EPS impact included in the guidance as a result of the change in foreign exchange rates since June 30, 2011 is approximately $0.10 - $0.12 per quarter.

Based on current business trends and foreign currency rates, the company’s fourth quarter, fiscal 2011 and fiscal 2012 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	December 31, 2011		December 31, 2011
	Low	High	Low	High
Volume Point Growth vs 2010	17.0%	19.0%	19.7%	20.2%
Net Sales Growth vs 2010	13.0%	15.0%	24.5%	25.0%
Diluted EPS	$0.68	$0.72	$3.14	$3.18
Cap Ex ($ millions)	$25.0	$30.0	$85.0	$90.0
Effective Tax Rate	28.2%	29.2%	27.3%	28.3%

2012 Guidance

	Twelve Months Ending
	December 31, 2012
	Low	High
Volume Point Growth vs 2011	8.0%	10.0%
Net Sales Growth vs 2011	8.0%	10.0%
Diluted EPS	$3.25	$3.45
Cap Ex ($ millions)	$105.0	$115.0
Effective Tax Rate	27.0%	29.0%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.20 per share to shareholders of record effective November 14, 2011 payable on November 28, 2011.

Third Quarter Earnings Conference Call

Herbalife Ltd. (NYSE:HLF) senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, November 1, 2011 at 8 a.m. PDT (11 a.m. EDT).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 15135181). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 15135181). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 78 countries through a network of approximately 2.5 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims; and

• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	9/30/2011	9/30/2010 (3)	9/30/2011	9/30/2010 (3)

North America	$180,735	$155,532	$532,894	$473,228
Mexico	112,979	83,498	330,738	236,265
South and Central America	143,659	95,030	399,066	269,156
EMEA	147,670	121,221	463,624	387,598
Asia Pacific	255,169	181,555	691,575	494,418
China	55,006	51,595	152,071	135,205
Worldwide net sales	895,218	688,431	2,569,968	1,995,870
Cost of Sales	175,308	133,265	509,124	410,298	(1)
Gross Profit	719,910	555,166	2,060,844	1,585,572
Royalty Overrides	290,842	224,061	844,451	656,160
SGA	277,721	230,150	788,472	648,143	(1)
Operating Income	151,347	100,955	427,921	281,269
Interest Expense - net	345	2,192	3,848	6,291
Income before income taxes	151,002	98,763	424,073	274,978
Income Taxes	42,980	19,879	116,852	62,048	(1)
Net Income	108,022	78,884	307,221	212,930

Basic Shares (2)	116,975	118,442	118,059	119,286
Diluted Shares (2)	124,275	125,613	125,889	126,216

Basic EPS (2)	$0.92	$0.67	$2.60	$1.79
Diluted EPS (2)	$0.87	$0.63	$2.44	$1.69

Dividends declared per share	$0.20	$0.13	$0.53	$0.33

(1) Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule A – "Reconciliation of Non-GAAP Financial Measures”.
(2) All share count and per share amounts have been adjusted to reflect the two-for-one stock split.

(3) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2011.

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Sep 30,	Dec 31,
	2011	2010 (1)

ASSETS
Current Assets:
Cash & cash equivalents	$261,521	$190,550
Receivables, net	112,475	85,612
Inventories	222,501	182,467
Prepaid expenses and other current assets	93,715	93,963
Deferred income taxes	43,662	42,994
Total Current Assets	733,874	595,586

Property and equipment, net	182,772	177,427
Deferred compensation plan assets	19,063	18,536
Deferred financing cost, net	5,091	998
Other assets	29,833	25,880
Marketing related intangibles and other and other intangible assets, net	311,935	310,894
Goodwill	105,488	102,899
Total Assets	$1,388,056	$1,232,220

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$61,857	$43,784
Royalty Overrides	190,697	162,141
Accrued compensation	69,646	69,376
Accrued expenses	145,150	141,867
Current portion of long term debt	1,762	3,120
Advance sales deposits	60,129	35,145
Income taxes payable	21,304	15,383
Total Current Liabilities	550,545	470,816

Non-current liabilities
Long-term debt, net of current portion	220,298	175,046
Deferred compensation	22,290	20,167
Deferred income taxes	55,844	55,572
Other non-current liabilities	22,600	23,407
Total Liabilities	871,577	745,008

Contingencies

Shareholders' equity:
Common shares	116	118
Additional paid in capital	280,515	248,693
Accumulated other comprehensive loss	(36,012)	(27,285)
Retained earnings	271,860	265,686
Total Shareholders' Equity	516,479	487,212

Total Liabilities and Shareholders' Equity	$1,388,056	$1,232,220

(1) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2011.

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	9/30/2011	9/30/2010 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$307,221	$212,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,440	51,755
Excess tax benefits from share-based payment arrangements	(24,030)	(6,572)
Share-based compensation expenses	17,244	16,870
Amortization of discount and deferred financing costs	721	374
Deferred income taxes	(7,000)	(16,989)
Unrealized foreign exchange transaction loss (gain)	8,324	(7,536)
Write-off of deferred financing costs	914	—
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	—	15,131
Other	1,383	2,911
Changes in operating assets and liabilities:
Receivables	(31,834)	(13,965)
Inventories	(51,649)	(32,921)
Prepaid expenses and other current assets	(3,733)	5,744
Other assets	(4,742)	(2,328)
Accounts payable	19,484	12,852
Royalty overrides	33,851	3,601
Accrued expenses and accrued compensation	7,579	11,622
Advance sales deposits	27,416	32,399
Income taxes payable	35,914	(16,955)
Deferred compensation plan liability	2,123	2,198
NET CASH PROVIDED BY OPERATING ACTIVITIES	393,626	271,121
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property	(61,514)	(42,199)
Proceeds from sale of property	213	64
Deferred compensation plan assets	(527)	(371)
NET CASH USED IN INVESTING ACTIVITIES	(61,828)	(42,506)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(62,177)	(38,934)
Borrowings from long-term debt	791,700	338,000
Principal payments on long-term debt	(747,896)	(379,465)
Deferred financing costs	(5,728)	—
Share repurchases	(268,795)	(106,163)
Excess tax benefits from share-based payment arrangements	24,030	6,572
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	15,947	11,521
NET CASH USED IN FINANCING ACTIVITIES	(252,919)	(168,469)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,908)	(17,457)
NET CHANGE IN CASH AND CASH EQUIVALENTS	70,971	42,689
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	190,550	150,801
CASH AND CASH EQUIVALENTS, END OF PERIOD	261,521	193,490
CASH PAID DURING THE PERIOD
Interest paid	$6,457	$7,195
Income taxes paid	$88,079	$84,120

(1) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2011.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 9/30/2011
	Reported			Adjusted
	(GAAP)	Adjustment		(Non-GAAP)
Net Sales	895,218			895,218
Cost of Sales	175,308			175,308
Gross Profit	719,910	-		719,910
Royalty Overrides	290,842			290,842
SGA	277,721			277,721
Operating Income	151,347	-		151,347
Interest Expense - net	345			345
Income before income taxes	151,002	-		151,002
Income Taxes	42,980			42,980
Net Income	108,022	-		108,022

Diluted EPS	$0.87	$-		$0.87

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 9/30/2010
	Reported	Adjusting		Adjusted
	(GAAP) (2)	Items		(Non-GAAP)
Net Sales	$688,431			$688,431
Cost of Sales	133,265			133,265
Gross Profit	555,166	-		555,166
Royalty Overrides	224,061			224,061
SGA	230,150			230,150
Operating Income	100,955	-		100,955
Interest Expense - net	2,192			2,192
Income before income taxes	98,763	-		98,763
Income Taxes	19,879	3,228	(3)	23,107
Net Income	$78,884	(3,228)		$75,656

Diluted EPS (1)	$0.63	$(0.03)		$0.60

(1) Diluted EPS has been adjusted to reflect the two-for-one stock split.
(2) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change.
See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2011.
(3) Tax benefit from an international tax audit settlement.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Nine Months Ended 9/30/2011

	Reported (GAAP)	Adjustment		Adjusted (Non-GAAP)
Net Sales	2,569,968			2,569,968
Cost of Sales	509,124			509,124
Gross Profit	2,060,844	-		2,060,844
Royalty Overrides	844,451			844,451
SGA	788,472			788,472
Operating Income	427,921	-		427,921
Interest Expense - net	3,848	(914)	(1)	2,934
Income before income taxes	424,073	914		424,987
Income Taxes	116,852	214	(1)	117,066
Net Income	307,221	700		307,921

Diluted EPS	$2.44	$0.01		$2.45

(1) Write-off of unamortized deferred financing costs resulting from the debt refinancing arrangement in March 2011.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Nine Months Ended 9/30/2010
	Reported	Adjusting		Adjusted
	(GAAP) (5)	Items		(Non-GAAP)
Net Sales	$1,995,870			$1,995,870
Cost of Sales	410,298	$(12,715)	(1)	397,583
Gross Profit	1,585,572	12,715		1,598,287
Royalty Overrides	656,160			656,160
SGA	648,143	(11,390)	(2)	636,753
Operating Income	281,269	24,105		305,374
Interest Expense - net	6,291			6,291
Income before income taxes	274,978	24,105		299,083
Income Taxes	62,048	17,680	(3)	79,728
Net Income	$212,930	$6,425		$219,355

Diluted EPS (4)	$1.69	$0.05		$1.74

(1) Incremental U.S. dollar costs of 2009 imports in Venezuela which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

(2) Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

(3) Includes $14,452 favorable income taxes related to Venezuela becoming highly inflationary economy and $3,228 tax benefit from an international income tax audit settlement.
(4) Diluted EPS has been adjusted to reflect the two-for-one stock split.

(5) During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2011.

The following is a reconciliation of total long-term debt to net debt:
	9/30/2011	12/31/2010

Total long-term debt (current and long-term portion)	$222,060	$178,166
Less: Cash and cash equivalents	261,521	190,550
Net debt	$(39,461)	$(12,384)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474